                                                                Exhibit 10(j)(1)


                          BATTLE MOUNTAIN GOLD COMPANY
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                    AS AMENDED AND RESTATED DECEMBER 2, 1997

ARTICLE 1
PREAMBLE AND PURPOSE

         1.1 PREAMBLE. This Plan is adopted effective December 2, 1997, as an amendment and restatement of the Battle Mountain Gold Company Supplemental Executive Retirement Plan, which was originally effective March 1, 1995. This Plan as amended and restated herein applies only to individuals who are active Executive Employees (defined below) on or after December 2, 1997. Participants in the Plan who terminated employment prior to December 2, 1997 shall have their rights and benefits determined under the terms of the Plan as in effect while they were active Executive Employees of the Company.

         1.2 PURPOSE. The purpose of the Battle Mountain Gold Company Supplemental Executive Retirement Plan ("SERP") is to provide supplemental retirement and death benefits for Executive Employees. The SERP is intended to qualify for the exemption provided under Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") for plans that are not qualified and are maintained primarily to provide deferred compensation for a select group of management or highly compensated employees.

ARTICLE 2
DEFINITIONS

         The following words and phrases in the SERP have the meanings stated below. Capitalized words which are not defined below have the meaning given them in the Base Plan.

         2.1 ACTUARIAL EQUIVALENT has the meaning given it in the Base Plan on the date the equivalence is being determined.

         2.2 BASE PLAN means the Battle Mountain Gold Company Retirement Plan, as amended as of the date any determination is made of rights or benefits under this SERP.

         2.3 BENEFIT COMMENCEMENT DATE means the date benefits are scheduled to begin to be paid with respect to a Participant under the SERP. All benefits shall actually be paid within 30 days of the Benefit Commencement Date.

         2.4 CHANGE IN CONTROL shall be deemed to occur on any one of the following events which takes place after the Effective Date:

                  a. any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) except Noranda Inc. is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934), directly or indirectly, of Company Securities representing 30 percent or more of the combined voting power of the then outstanding Company Securities;

                  b. the first purchase of Company Securities pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company);

                  c. the approval by the holders of Company Securities of a reorganization, merger, combination or consolidation, a sale or disposition of all or substantially all of the Company's assets or a plan of liquidation or dissolution of the Company, unless in each case following the consummation of such transaction more than 70 percent of the combined voting power of Company Securities outstanding prior to such consummation will continue (as Company Securities or as securities of a successor entity) to be beneficially owned, directly or indirectly, by all or substantially all of the persons who were beneficial owners immediately prior thereto in substantially the same proportion; or

                  d. during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, provided that any new director whose election or nomination for election by the holders of Company Securities was approved in advance by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period shall be considered as though such person were a director at the beginning of the period.

"Company Securities" shall mean the common stock of the Company and the exchangeable shares of Battle Mountain Canada Ltd. taken together.

         2.5 CODE LIMITS means the limits imposed by Sections 401(a)(17) and 415 the Internal Revenue Code of 1986, as amended, on the benefits which can be provided under the Base Plan. Section 401(a)(17) limits the dollar amount of Considered Compensation used in determining the Accrued Pension under the Base Plan. Section 415 limits the amount of Accrued Pension which is payable under the Base Plan.

         2.6 COMMITTEE means the Compensation and Stock Option Committee of the Board of Directors of the Company.

         2.7 COMPANY means Battle Mountain Gold Company, a Nevada corporation, or any successor.

         2.8 DISABILITY means total and permanent disability as defined in the Base Plan.

         2.9 EFFECTIVE DATE means December 2, 1997; the original effective date of the Plan was March 1, 1995.

         2.10 EXECUTIVE EMPLOYEE means a key employee of the Company.

         2.11 PARTICIPANT means an Executive Employee who is selected by the Committee to participate in the Plan and who continues to participate in the Plan pursuant to Article 3.

         2.12 SERP or PLAN means the Battle Mountain Gold Company Supplemental Executive Retirement Plan, as amended and restated effective December 2, 1997, and as it may be amended from time to time.

         2.13 SERP BENEFIT means the benefit described in Article 4.

         2.14 TERMINATION FOR CAUSE means a termination of the Executive Employee's employment which is evidenced by a written notice stating the termination date and specifying that the Executive Employee (a) willfully and continually failed to substantially perform his or her duties with the Company (other than a failure resulting from the Executive Employee's incapacity due to Disability), or (b) willfully engaged in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

ARTICLE 3
PARTICIPATION

         The Committee may, in its discretion, designate one or more Executive Employees as Participants. A Participant shall cease to be a Participant in the Plan with respect to subsequent benefit accruals if the Committee, in its discretion, determines that such Executive Employee is no longer a current Participant.
Participation shall be conclusively evidenced by minutes of Committee meetings.

ARTICLE 4
BENEFIT

         4.1 ACCRUED PENSION. Subject to Section 4.6, the Accrued Pension of a Participant under the SERP as of any date is equal to the excess, if any, of (a) over (b), where:

                  (a) is the Participant's vested Normal, Early, Postponed, or Disability Retirement Pension, or Deferred Vested Pension, whichever is applicable, as of such date under the Base Plan, modified as follows:

                           (i) Code Limits are ignored;

                           (ii) Considered Compensation includes a Participant's
                  elective deferrals of base compensation and bonus under any nonqualified deferred compensation plan;

                           (iii) The Participant's Vesting Service and Benefit
                  Service under the

                  Base Plan is increased to reflect any service credit which the Committee, in its discretion, grants for certain service prior to employment with the Company with respect to an individual when the individual becomes a Participant, which additional service credit is indicated on Attachment A; and

                           (iv) The changes described in Section 4.5 of the SERP
                  are made; and

                  (b) is the Participant's vested Normal, Early, Postponed, or Disability Retirement Pension, or Deferred Vested Pension, whichever is applicable, as of such date under the Base Plan, or, if benefits under
         (a) and (b) above are to be paid over different periods, the Actuarial Equivalent of such Pension under the Base Plan paid over the same period as the SERP Benefit.

         4.2 BENEFIT ON RETIREMENT OR OTHER TERMINATION OF EMPLOYMENT. On termination of employment for reasons other than Disability or death, the SERP Benefit is equal to the Accrued Pension described in Section 4.1 above on termination of employment. The SERP Benefit shall be paid to Participants in the form of an annuity payable for the life of the Participant, except that a Participant with a Deferred Vested Pension under the Base Plan and a Spouse shall receive the Actuarial Equivalent of the SERP Benefit in the form of a joint and 50 percent surviving Spouse annuity. The Benefit Commencement Date shall be the later of the Participant's 55th birthday or termination of employment. Annuities shall be paid monthly.

         4.3 BENEFIT ON DISABILITY. On termination of employment due to Disability, the SERP Benefit shall be equal to the Accrued Pension described in
Section 4.1, determined based on a Disability Retirement. The Benefit Commencement Date is the Participant's age 65. The Disability benefit shall be paid in the form provided in 4.2 above.

         4.4 BENEFIT ON DEATH. The SERP Benefit payable on account of the Participant's death shall be equal to the excess, if any, of (a) any death benefit which would have been paid to the Participant's Surviving Spouse on account of the Participant's death under the Base Plan were the Participant's Accrued Benefit as stated in Section 4.1 above, over (b) the benefit which is actually payable to the Participant's Surviving Spouse under the Base Plan. The Benefit Commencement Date for the death benefit shall be the date of the Participant's death. The death benefit shall be paid monthly to the Participant's Spouse for the Spouse's life, and if the Participant is not survived by a Spouse, no benefit will be paid after the Participant's death. A trust created for the benefit of Participant's Surviving Spouse may be designated as a beneficiary under the SERP if the Participant designates the beneficiary in writing and files such designation with the Company.

         4.5      CHANGE IN CONTROL.

                  a. EFFECT ON SERP BENEFIT. In the event of a Change in Control, the Participant shall be fully vested in the SERP Benefit.

                  b. LIMIT TO AVOID PARACHUTE PAYMENT.

                           (i) The SERP Benefit shall be reduced such that the
                  aggregate present value of all parachute payments to or for the benefit of the Participant under this Plan or any other plan of the Company or an affiliate of the Company shall not exceed three times the disqualified individual's base amount less one dollar in order to avoid excise taxes on disqualified individuals under Section 4999 of the Code and the disallowance of a deduction to the Company pursuant to Section 280G of the Code. For purposes of this Section 4.5, the terms "parachute payment," "base amount," "present value," and "disqualified individual" shall have the meanings assigned to them under Sections 280G and 4999 of the Code and regulations thereunder. Where other plans of the Company contain similar restrictions on benefits to avoid tax consequences under Sections 280G and 4999 of the Code, any accelerated vesting hereunder on a change in control shall be reduced as necessary to implement such restrictions for all such plans.

                           (ii) All determinations required to be made under
                  Subsection 4.5(b), including whether a reduction of SERP Benefit is required and the amount of such reduction, shall be made by an independent certified public accounting firm retained by the Company ("Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Participant prior to the Benefit Commencement Date. Any determination by the Accounting Firm shall be binding upon the Company and the Participant. If as a result of the uncertainty in the application of Sections 280G and 4999 of the Code, the Accounting Firm or the Internal Revenue Service later determine that the reduction is insufficient, the parachute payment will be a payment due to a mistake of fact, and the Participant is obligated to return the parachute payment to the Company.

         4.6 TERMINATION OF EMPLOYMENT FOR CAUSE. In the event of a Termination for Cause of a Participant prior to age 65, the Participant will not be entitled to any benefits under the SERP.

         4.7 LEAVE OF ABSENCE. A Participant who is considered to be on a leave of absence under the Base Plan is considered to be on a leave of absence under this SERP. During a leave of absence, the Participant will still be considered to be in the continuous employment of the Company for purposes of this SERP.

ARTICLE 5
NO FUNDING OR ASSIGNMENT OF BENEFITS

         5.1 NO FUNDING. Participants have the status of general unsecured creditors of the Company. The SERP constitutes a mere promise by the Company to make benefit payments in the future. The Company has created a grantor trust and intends to hold assets in the trust to assist it in meeting its obligations under the SERP. Such trust and assets shall conform to the terms of the model trust described in Revenue Procedure 92-64, or a successor of that Revenue Procedure. It is the intention of the Company that these arrangements be unfunded for tax purposes and for purposes of Title I of ERISA.

         5.2 NO ASSIGNMENT. A Participant's rights to benefit payments under this SERP are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant's Surviving Spouse, other than by transfer by will or by the laws of descent and distribution.

ARTICLE 6
WITHHOLDING OF TAXES

         The Company shall pay both the Participant's and the Company's portion of the Hospital Insurance tax imposed by Code Sections 3101(b) and 3111(b) which may be due on benefit accruals under this SERP. The Company may elect any one of the timing options for payment under regulations promulgated under such Code Sections. The Company shall pay any additional federal income tax withholding on its payment of the Participant's portion of the Hospital Insurance tax. Federal, state or local taxes required to be withheld from benefits paid under the SERP shall be deducted from the amount of any benefits payable under the SERP.

ARTICLE 7
CLAIMS PROCEDURE

         7.1 CLAIM. If a Participant or his or her Surviving Spouse (a "Claimant") is denied all or any portion of an expected SERP benefit for any reason, he or she may file a claim with the Company. The Company shall notify the Claimant within 90 days of allowance or denial of the claim. The notice shall be in writing, sent by mail to Claimant's last known address, and must contain the following information:

                  a. The specific reasons for the denial;

                  b. Specific reference to the pertinent sections of the SERP on which the denial is based; and

                  c. If applicable, a description of any additional information or material necessary to perfect the claim, an explanation of why such information or material is necessary, and an explanation of the claims review procedure.

         7.2      REVIEW PROCEDURE.

                  a. REQUEST FOR REVIEW. A Claimant is entitled to request a review of any denial of his or her claim. The request for review must be submitted in writing within 60 days of the mailing of a notice of the denial. Absent a request for review within the

         60-day period, the claim will be deemed to be conclusively denied. The Claimant or his or her representative shall be entitled to review all pertinent documents, and submit issues and comments in writing.

                  b. FINAL DETERMINATION. The Company shall review the claim and render the final decision.

         7.3 FINAL DECISION. Within 60 days of the mailing of a request for review, the Company shall allow or deny the claim. The decision shall be communicated in writing to the Claimant. The decision shall recite the facts and reasons for denial, with specific reference to the pertinent provisions of the SERP.

         7.4 SPECIAL CIRCUMSTANCES. If the Company requires a longer time for processing the claim or the review of the claim due to special circumstances, it shall notify the Claimant in writing before the date it would otherwise be required to issue its decision under Sections 7.1 and 7.3 above that an extension may be required. This extension notice will explain why additional time is required to process the claim and will indicate the date the decision is expected to be given. The Company may defer its decision an additional 90 days for an initial decision under Section 7.1 and an additional 60 days for a final decision under Section 7.3.

         7.5 ARBITRATION AND ENFORCEMENT. The Claimant must exhaust his or her administrative remedies as described above before appealing to a third party. All disputes, controversies and claims arising out of, in relation to, or in connection with this Plan, including whether the claim is arbitrable, shall be exclusively and finally settled by binding arbitration before a single arbitrator. Such arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Either party may initiate arbitration by filing notice to the other party. If the parties cannot agree upon the selection of an arbitrator within 30 days after arbitration is initiated, the selection shall be made by the American Arbitration Association. The decision rendered by the arbitrator may be entered into any court. The Company shall pay the fees and expenses of the arbitration, except that the Company and the Claimant shall each pay its own travel costs and attorney's fees. Arbitration shall be conducted in Houston, Texas.

ARTICLE 8
ADMINISTRATION

         8.1 ADMINISTRATOR. The SERP shall be administered by the Company.

         8.2 NAMED FIDUCIARY. The Company shall be the named fiduciary of the Plan.

         8.3 POWERS AND DUTIES OF COMPANY. The Company shall have such powers as may be necessary to discharge its duties hereunder, which it shall execute in its sole discretion, including, but not by way of limitation, the following powers and duties:

                  a. To construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

                  b. To determine all questions arising in the administration of the Plan; and

                  c. To set down uniform and nondiscriminatory rules of interpretation and administration which may be modified from time to time in light of the Company's experience.

         8.4 DISINTERESTED REVIEW. No Executive Employee shall vote in a determination of his or her SERP Benefit.

         8.5 RECORDS AND REPORTS. The Company shall keep a record of all of its proceedings and acts, and shall keep all such books of account, records and other data as may be necessary for the proper administration of the Plan.

         8.6 AGENT FOR SERVICE OF PROCESS. The Company shall be the agent for service of legal process for the SERP. The Company's address is 333 Clay Street, 42nd Floor, Houston, Texas 77002.

ARTICLE 9
AMENDMENT AND TERMINATION

         The Committee may amend or terminate the SERP at any time. An amendment to the SERP shall be in writing, adopted and signed by a duly authorized officer of the Company, and attached to or substituted for this document. The Plan shall be terminated by appropriate resolution of the Committee. Any such amendment or termination shall not affect the rights of a Participant to the benefit he or she would be entitled to were he or she to terminate employment on the date such amendment or termination is adopted without such Participant's written consent. However, an amendment may stop increases in benefits payable under the SERP after the date the amendment is adopted, and a termination shall stop such increases. Upon termination of the SERP, the Committee in its discretion may make distributions to Participants in single lump sums, provided that all Participants shall be treated the same with respect to receipt of lump sums and provided that the lump sums shall be the Actuarial Equivalent of the benefit otherwise due under the SERP.

ARTICLE 10
GENERAL PROVISIONS

         10.1 SUCCESSORS, MERGERS, OR CONSOLIDATION. This SERP shall inure to the benefit of and be binding upon (a) the Company, and its successors and assigns which acquire substantially all of the common stock or the assets and business of the Company, or any corporation into which the Company may be merged or consolidated, and (b) the Participant, and his or her beneficiaries, heirs, executors, administrators and legal representative.

         10.2 NO RIGHT TO EMPLOYMENT. This SERP is not an employment agreement. Nothing contained in this SERP shall be construed to limit in any way the rights of the Company or any Affiliate to terminate a Participant's employment with the Company or an Affiliate at any time. Nothing contained in this SERP shall be evidence of any agreement or understanding, express or implied, that the Company or any Affiliate will employ a Participant in any particular position or at any particular rate of remuneration. The Participant's employment, in the absence of any other written agreement to the contrary, shall be on an at will basis, terminable by either the Company or the Participant on notice to the other.

         10.3 REPLACEMENT OF PRIOR PLANS. This Plan replaces and is a substitute for any plans, employment agreements, other agreements, offer letters, and other communications, whether oral or written, effective prior to the Effective Date which provide or refer to supplemental unfunded pension benefits to Participants who are employees of the Company on or after the Effective Date. Participation in this Plan is contingent upon the Executive Employee's signing a waiver and release of all rights under such plans, agreements, letters and other communications which is satisfactory to the Company with respect to form, substance and timeliness.

         10.4 PROTECTIVE PROVISIONS. Payment of benefits under this SERP is conditioned upon the Participant's cooperation with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder.

         10.5 TERMS. Whenever any words are used in this SERP in the singular or in the plural, they shall be construed as though they were used in the plural or in the singular, as the case may be, in all cases where they would so apply.

         10.6 CAPTIONS. The captions of the articles and paragraphs of the SERP are for convenience only and shall not control or affect the meanings or construction of any of its provisions.

         10.7 NOTICE. Any notice or filing required or permitted to be given to the Company under the SERP shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Company at the principal office of the Company. Any notice required or permitted to be given to the Participant under the SERP shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the last known address of the Participant. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Participants or beneficiaries receiving payments are required to provide notice to the Company of a change of address within 30 days of such change.

         10.8 VALIDITY. In case any provision of this SERP shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this SERP shall be construed and enforced as if such illegal and invalid provision had never been inserted in the SERP.

         10.9 CONSTRUCTION. This Plan shall be subject to and construed under the laws of the United States and, to the extent not superseded by the laws of the Untied States, the laws of the State of Texas.

         IN WITNESS WHEREOF, the Company has caused the Battle Mountain Gold Company Supplemental Executive Retirement Plan to be executed by its duly authorized officer on this______ day of______________, 1997, to be effective December 2, 1997.

                                      BATTLE MOUNTAIN GOLD COMPANY:
ATTEST:


                                      By:
                                         ---------------------------------------
                                      Its:
                                          --------------------------------------
--------------------------------